Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”), dated as of March 31, 2022 (the “Effective Date”), is made by and between Spine Injury Solutions, Inc., a Delaware corporation (“Owner”), Quad Video Halo, Inc., a Texas corporation (the “Company”), and Peter L. Dalrymple (“Manager”). Owner, the Company and Manager are referred to herein, collectively, as the “Parties,” and individually, as a “Party.” Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Share Exchange Agreement, dated as of the Effective Date, by and among Owner, Bitech Mining Corporation, a Wyoming corporation (the “Acquired Company”), each of the shareholders of the Acquired Company who execute a joinder to the Share Exchange agreement (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”) (the “SEA”).

Recitals

A. Owner owns 100% of the issued and outstanding capital stock of the Company (the “Quad Capital Stock”).

B. Pursuant to the SEA, Owner has agreed to acquire all of the Quad Capital Stock.

C. Owner is collecting certain accounts receivables as of the Effective Date that arose from the delivery of medical diagnostic services provided by medical professionals at spine injury diagnostic centers (the “Accounts Receivables Collections”).

D. The Company owns a patented device and process by which a video recording system is attached to a fluoroscopic x-ray machine, the “four camera technology,” known as the “Quad Video Halo System 3.0” (the “Quad Business”, together with the Accounts Receivables Collections, the “Business”) and operates its business at [***] (the “Premises”).

E. In connection with the contemplated transactions under the SEA, Owner desires to engage Manager to manage the operations of the Business, and Manager wishes to provide such management services on behalf of Company, in accordance with the terms and conditions set forth in this Agreement.

Terms

Therefore, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby represent, covenant, promise, and agree as follows:

1. Term.

1.1 The term (the “Term”) of this Agreement shall commence on the Effective Date and, unless otherwise provided below, shall continue until the earlier to occur of the following: (i) 90 days after the Effective Date; (ii) Owner and Manager mutual written consent; or (iii) any material breach of this Agreement by either Party, provided that the breaching Party has been provided written notice of such breach and has failed to cure such breach within ten (10) days of receipt of such written notice (each of the foregoing, the “Termination Date”).

2. Appointment of Manager.

2.1 Engagement of Manager. The Company hereby appoints and engages Manager as general manager of the Business, and Manager agrees to act as general manager, to supervise and manage the administration and operation of the Business, beginning on the Effective Date and continuing for the term of this Agreement and to provide the management services (the “Management Services”) described in Section 3 of this Agreement.

2.2 Maintenance of Assets. Manager shall maintain the assets of the Company located at the Premises in good operating condition and in compliance with all applicable laws and permits. Manager shall comply with all laws applicable to the provision of the Management Services.

3. Management Services.

3.1 Manager agrees to manage and operate all aspects of the Business on a day-to-day basis through the Termination Date; provided, however, Manager acknowledges that the Company maintains ultimate legal responsibility and control of the operations of the Business through the Termination Date, including its policies, procedures, services, and organization. In operating the Business during the period between the Effective Date and the Termination Date, Manager shall not take any action that causes Owner, the Company or its personnel to be in violation of any applicable law, regulation or permit. Except as expressly set forth herein, Manager shall, as of the Effective Date, pay or be liable for all expenses and costs associated with the operations of the Business, including, without limitation, personnel, taxes, insurance services, utilities, construction costs and any and all other fees and expenses in connection therewith during the Term (collectively, the “Company Expenses”). Subject to the terms and conditions of this Agreement, Manager will, in consultation with Owner, provide the following Management Services during the Term at it sole cost and expense:

a.	carry on the Business in substantially the same manner as it has prior to the Effective Date;

b.	maintain and keep the Company’s properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

c.	perform in all material respects all of the Company’s obligations under contracts, leases, and instruments relating to or affecting the Company’s assets, properties, and business;

d.	maintain and preserve the Company’s business organization intact, to retain its employees, and to maintain its relationship with its suppliers and customers;

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e.	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities as it relates to the Business; and

f.	Manager shall coordinate the orderly payment when due, from the revenues of the Business or otherwise, of accounts payable, taxes, insurance premiums, and all other liabilities and obligations of the Business. In the event the Revenues are insufficient to pay such amounts, Manager shall pay such amounts.

3.2 Billing Services. Manager shall be responsible for billing and collecting on behalf of the Company for all products and services provided by the Business on and after the Effective Date. The Company hereby irrevocably appoints Manager for the term of this Agreement as its agent and attorney in fact for the following purposes: (i) to invoice customers of the Business; and (ii) to take possession of and endorse in the name of Company all cash, notes, checks, money orders, insurance payments, and other instruments received as payment of accounts receivable attributable to the Business on and after the Effective Date and use such funds for payment of the Company Expenses.

3.3 Revenues During the Term. Manager shall collect and receive all revenue from the Business during the Term (“Revenue”) and retain such Revenue in accordance with Section 3.2, and the Company hereby grants Manager a power of attorney to collect and receive all Revenue. In the event the Company receives any Revenue, the Company shall promptly deposit all such Revenue related to the Quad Business in the Company’s existing bank account and all such Revenue related to the Accounts Receivables Collections in the Owner’s existing bank account at Wells Fargo Bank (collectively, the “Bank Accounts”). Owner shall be provided with access to the Bank Accounts for accounting and SEC reporting purposes.

3.4 Records and Reporting Requirements. Manager shall require the appropriate Personnel to prepare appropriate records relating to the provision of services for the Business in accordance with Company policies. Manager shall provide to Owner any reasonable financial and operational information with respect to the operation of the Business and the Bank Accounts through the Termination Date which may from time to time be specifically requested by Owner, including any information needed to assist Owner in preparation of its financial statements, tax returns and otherwise complying with applicable law. This Section 3.4 will survive the termination of this Agreement. Notwithstanding anything contained herein to the contrary, Owner (or its authorized agents, employees, officers or directors) shall at all times have a right to access the Bank Accounts or the Premises at any time.

3.5 Prohibited Actions. Neither Manager nor the Company shall, without the prior written consent of Owner, directly or indirectly:

a.	incur or guarantee, assume or suffer to exist any indebtedness on behalf of the Company;

b.	allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”);

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c.	make, any change in the nature of the Business as it exists on the Effective Date or modify its corporate structure or purpose;

d.	encumber, license or otherwise allow any Liens on any assets of the Company, including, without limitation, any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case;

e.	enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, license, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate of Owners;

f.	issue any securities of the Company; or

g.	take any action on behalf of the Company to litigate any claim on behalf of the Company without Owner’s prior written consent.

4. Compensation and Company Expenses.

4.1 Manager’s Compensation. In consideration of Manager’s performance of the Management Services, Manager shall retain 100% of all Revenue after payment of the Company Expenses. To the extent Manager has collected Revenue in excess of the Company Expenses (the “Company Profit”), such amounts shall be offset against the amounts owed by Owner under the Dalrymple Note.

4.2 Company Expenses and Liabilities. Manager shall be responsible for the prompt payment when due of all Company Expenses incurred to operate the Business from and after the Effective Date and through the Termination Date, whether such Company Expenses are payable by Owner or Company (e.g., insurance premiums, license renewal fees and the like) or by Manager hereunder. Any amounts advanced hereunder by the Owner for which Manager is liable to reimburse Owner or Company shall be reimbursed by Manager within five (5) business days of Owner’s submission of evidence of such costs.

5. Notices. To be effective, a notice or other communication required or permitted under this Agreement must be given in accordance with the notice provisions under the SEA applicable to Owner and Manager.

6. Miscellaneous.

6.1 Severability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

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6.2 Amendment; Waivers. This Agreement may be amended or modified only with the written consent of both Manager and Owner. No waiver of any term or provision hereof shall be effective unless it is in writing and signed by the Party waiving such term or provision. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights provided hereunder are cumulative and not exclusive of any rights, powers, or remedies provided by law. If required by state law, Manager and Owner will deliver a copy of this Agreement to state regulators and agree to use their good faith efforts to give state regulators copies of any amendments to this Agreement as required by law; provided, that neither shall be in default of its obligations hereunder should it fail to do so.

6.3 Entire Agreement. This Agreement, including the exhibits to this Agreement, contains the entire understanding of the Parties concerning the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and negotiations, written or oral, relating to the that subject matter. Nothing contained in this Agreement shall be deemed to amend, limit, expand, restrict or otherwise modify any of the provisions in the SEA.

6.4 Laws to Govern. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements executed and to be performed solely within such state.

6.5 No Construction Against Drafter. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authoring any of the provisions of this Agreement.

6.6 Confidentiality. Each Party hereto agrees that it shall not disclose the terms of this Agreement to third parties without the consent of the other Party, except to the extent disclosure is required by court or administrative order or by applicable law or regulation, or required for the performance of its obligations hereunder, or as necessary or appropriate in dealing with the accountants, attorneys, and other representatives of the respective Parties.

6.7 Assignment. Manager shall have the right to assign this Agreement to any Affiliate, upon prior written notice to Owner, provided, however, that notwithstanding any such assignment, Manager shall at all times remain responsible and liable, together with any such assignee, for the performance of Manager’s obligations under this Agreement.

6.8 Counterpart Signatures. This Agreement may be executed in one or more counterparts, and with counterpart electronic or facsimile signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

6.9 Headings, Gender, Interpretation. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. When used in this Agreement, the term “including” shall be deemed followed by the words “without limitation”.

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6.10 Warranty of Management Services. The Manager warrants that the Management Services shall be performed in accordance with industry standards of professional practice, care, and diligence practiced by recognized management firms in performing services of a similar nature in existence at the time of the Effective Date.

6.11 Independent Contractors. The relationship between Owner and Manager is that of independent contractors. This Agreement does not create a partnership or joint venture between Owner and Manager.

6.12 Indemnification. Manager agrees to indemnify and hold harmless Owner and each of the officers, agents, and directors of Owner as of the date of execution of this Agreement (the “Owner Indemnitees”) against any Liabilities (as hereinafter defined) incurred or suffered by the Owner Indemnitees. For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by Owner Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of Manager in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by Manager in or pursuant to this Agreement; (c) the operation of the Business prior to and during the Term; and (d) any Liabilities arising out of the claims of any person or entity that owes funds to SPIN that are included within the Accounts Receivables Collections or any party claiming by, through or under such creditor, person or entity, including, but not limited to, any bankruptcy trustee or debtor-in-possession. The indemnification provided for in this paragraph shall remain in effect during the Term and for a period of 90 days thereafter. Any obligations under this Section 6.12 may be offset against any amounts owed by SPIN or Quad under the secured promissory note issued by Owner to Manager in the original principal amount of $610,000 on August 31, 2020 as amended on October 29, 2021 (the “Note Offset Rights”).

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

MANAGER:

/s/ Peter L. Dalrymple
Name: Peter L. Dalrymple

COMPANY:

Quad Video Halo, Inc.

By:	/s/ William F. Donovan, M.D.
Name:	William F. Donovan, M.D.
Title:	President

OWNER:

Spine Injury Solutions, Inc.

By:	/s/ William F. Donovan, M.D.
Name:	William F. Donovan, M.D.
Title:	Chief Executive Officer

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